UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2016

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of The Brink’s Company (the “Company”) approved changes to the Company’s long-term incentive program. Under the former long-term incentive program that was effective in 2015, participants (including the named executive officers) were eligible to receive performance share units (PSUs) and market share units (MSUs). PSUs are subject to a three year performance period and paid in shares of the Company’s common stock, depending on the level of achievement of financial performance goals over the performance period. MSUs are subject to a three year performance period and are paid in shares of the Company’s common stock at a rate of 0 to 150%, calculated by multiplying the target award by the share price at the end of the performance period divided by the share price at the beginning of the performance period.

For 2016, participants in the long-term incentive program (including each of the named executive officers who are currently employed by the Company) will receive awards of internal metric PSUs, total shareholder return (“TSR”) PSUs and RSUs. The internal metric PSUs will be subject to a three year performance period and will be paid in shares of the Company’s common stock at a rate of 0 to 200% based on achievement of a two year financial goal, with an additional one year vesting requirement. The TSR PSUs will be subject to a three year performance period and will be paid in shares of the Company’s common stock at a rate of 0 to 150% based on the Company’s TSR relative to companies in the S&P SmallCap 600 index with foreign revenues that equal or exceed 50%. Each RSU is the economic equivalent of a share of the Company’s common stock and pays out in shares of the Company’s common stock upon vesting in three equal annual installments.

It is the Committee’s intention that PSU awards be considered qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”) and the Committee has set threshold levels of performance below which payments will not be made. The rules and regulations promulgated under Section 162(m) of the Code are complicated and therefore PSU awards may not be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Code and/or deductible by the Company.

The foregoing is qualified in its entirety by reference to the forms of award agreements for PSUs and RSUs, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: February 26, 2016	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

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